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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report, dated May 27, 1998, accompanying the financial statements of the Fidelity Defined Trusts, Municipal Income Trust, Series 1, Insured Massachusetts Trust, Series 1 and Insured Pennsylvania Trust, Series 1 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP



June 24, 1998
New York, New York